For Immediate Release

Investor Contacts:	Nate Wallace	Raj Rajaji
	Manugistics Group, Inc.	Manugistics Group, Inc.
	Investor Relations	Chief Financial Officer
	301-255-5059	301-255-5087

Press Contact:	Didi Blackwood
Manugistics Group, Inc.
newsroom@manu.com
301-255-5330

Manugistics Announces Third Quarter Results

Operating Results Continue to Improve – Software Revenue Increases
21 Percent over Prior Year

ROCKVILLE, Md. — December 18, 2003 — Manugistics Group, Inc. (NASDAQ: MANU), a leading global provider of demand and supply chain management solutions, today reported results for its fiscal 2004 third quarter.

“We are pleased to report that we exceeded our operating performance objectives this quarter, and we are seeing healthy levels of business with both new and existing customers,” said Gregory J. Owens, Manugistics’ chairman and chief executive officer. “We are also pleased to see more companies engaging in new demand and supply chain initiatives as evidenced by increased numbers of software license transactions and our first year over year growth in software revenue in over two years. Additionally, our international operations executed solidly, including significant new wins in the German and Chinese markets.”

For the third quarter, software revenue was $17.1 million, up 21 percent from $14.1 million in the prior year quarter. Product revenue, which is composed of software and support revenue, was $39.3 million, or 66 percent of total revenue, up 14 percent from $34.5 million in the prior year quarter. Services revenue was $18.3 million, down 27 percent from $25.1 million in the prior year quarter. Total revenue was $59.9 million, down 4 percent from $62.4 million in the prior year quarter.

For the third quarter, the Company reported positive GAAP operating income of $163,000 compared to a GAAP operating loss of $23.7 million in the prior year quarter. The Company reported a GAAP net loss of $19.8 million, or $0.27 per basic and diluted share, compared to a GAAP net loss of $26.0 million, or $0.37 per basic and diluted share, in the prior year quarter. The GAAP net loss for the quarter ended November 30, 2003 includes a non-cash debt conversion expense of $16.4 million, or $0.23 per share, as a result of the exchange of $22.5 million of convertible debt for 3,045,000 shares of the Company’s common stock in October 2003.

For the third quarter, the Company reported positive adjusted operating income of $5.2 million, compared to an adjusted operating loss of $10.2 million in the prior year quarter. The Company reported positive adjusted net income of $1.6 million, or $.02 per basic and diluted share, for the third quarter, compared to an adjusted net loss of $12.5 million, or $.18 per basic and diluted share, in the prior year quarter.

Adjusted net income or loss, adjusted operating income or loss and adjusted net income or loss per basic and diluted share referred to in this press release are non-GAAP measures and exclude the following items: amortization of intangibles and acquired technology, restructuring and other impairment charges, non-cash stock compensation charges and non-cash debt conversion expenses. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables following the text of this press release. For further information, please refer to the section of the press release titled “Reasons for Presentation of Non-GAAP Financial Measures.”

“Our sales force execution improved in our third quarter under the leadership of Jeremy Coote, our new President and head of sales. We are very pleased to return to adjusted profitability this quarter on both an operating and net income basis. Assuming that recent improved economic and capital spending trends continue and our competitive position remains strong, we expect to see a sequential increase in software revenue in our fourth quarter,” added Owens. “With market conditions trending up, our reduced cost structure in place and our sales force execution improving, we believe the business is positioned for sustained profitability on an adjusted basis. We have been very disciplined about reducing our operating costs over the last two years, and believe we can start growing the business near-term without significant increases in our operating costs.”

Additional November 2003 Quarterly Financial Highlights:

•	Closed 31 software license transactions of $100,000 or more, including 4 transactions of $1 million or greater.

•	42 percent of software revenue from new customers.

•	47 percent of software revenue from international sales.

•	Product revenue represented 66% of total revenue, up from 55% in the prior year quarter.

•	Cash, marketable securities and investments were approximately $137 million as of November 30, 2003.

•	Convertible debt balance was reduced to $227.5 million at November 30, 2003 from $250.0 million at August 31, 2003 via debt-for-equity exchanges.

•	Days Sales Outstanding (DSO) for receivables were 88 days.

The Company is continuing to adjust its cost structure and resource allocation to increase efficiencies, better serve customers and reduce excess office space. The Company expects to incur a restructuring charge of approximately $7 million during the quarter ending February 29, 2004 as a result of reductions of office space, closing a product development facility and relocating employees to its headquarters in Rockville, Md. The Company does not expect a significant change in employee headcount as a result of these actions.

The Company expects its fourth quarter adjusted net income and diluted earnings per share to be similar to third quarter levels. Projected adjusted net income for the fourth quarter excludes expected quarterly charges of $4.6 million for amortization of intangibles and acquired technology, $7 million for restructuring and other impairment charges and $200,000 for non-cash stock compensation charges. The Company expects to report positive cash flow from operations in the fourth quarter and fiscal 2004 in total, ending the fiscal year with total cash, marketable securities and investments of approximately $145 million.

Other Highlights and Developments:

Third Quarter Global Client Wins: The Company signed significant software license transactions across key industries in the Americas, Europe and Asia, with third quarter global wins including, among others: Albertsons, Air Liquide Welding, Associated Wholesale Grocers, ATOTECH Deutschland GmbH, BAE Systems, Boeing, Elemica, Fortune Information Systems, Gemplus, Georgia-Pacific, Great North Eastern Railways Ltd., James Hardie Building Products, Kepler Weber Industrial, Lufthansa Systems for Lufthansa Cargo, Nissan North America, ON Semiconductor, Pfizer, Shanghai Shen-Mei Beverage & Food Co, Ltd., Terumo Corporation and Tine BA.

enVISION2003:

Manugistics hosted its annual client conference in Washington DC, with attendees representing an impressive cross-section of industry-leading clients, partners, industry and financial analysts and press. The Company showcased its solutions that can help prepare its clients to meet the challenges of a changing economy in a more security-conscious world. Also highlighting the event were the over 70 client presentations on their demand and supply chain initiatives and dynamic keynote speakers including General Tommy R. Franks (Ret.), Former Commander, United States Central Command; Michael P. Kelty, Vice Chairman and Executive Vice President, The Scotts Company; Rick D. Blasgen, Senior Vice President, Integrated Logistics, ConAgra Foods and Chris Frederick, Vice President of Information Systems, Nissan North America.

Manugistics Demonstrates Continued Demand and Supply Chain Leadership:

Manugistics continues to deliver innovative technology solutions, launching its new framework for secure business planning and secure supply chain solutions, RFID-enabled solutions, and the unveiling of our innovative distributed computing architecture which allows clients to reach unparalleled performance and scalability. The Company continues a strong commitment to research and development efforts, while working with innovative partners such as BEA, Cognos, IBM and Sun to deliver innovative solutions to clients worldwide.

Conference Call Information: Manugistics will conduct a simultaneous conference call and audio Webcast on Thursday, December 18, 2003 at 5:00 PM ET to discuss the Company’s financial performance for its third quarter. Interested parties may listen to the Webcast by going to http://www.manugistics.com/ir/.

A recording of the call will be available from 7:00 PM ET Thursday, December 18, 2003 through 7:00 PM ET Monday, December 22, 2003. To listen to the recording, callers within North America may call 800-633-8284. Callers outside North America may call 402-977-9140. Callers to the recording will be required to enter the access number for this call, which is 21169622. In addition, a recording of the Webcast will be archived at http://www.manugistics.com/ir/ from 7:00 PM ET December 18, 2003 through 7:00 PM ET March 31, 2004.

About Manugistics Group, Inc.

Manugistics is a leader in delivering supply chain and demand chain management solutions. Today, more than 1,200 clients trust Manugistics to help them reduce costs, increase revenues and enhance margins. The Company provides comprehensive solutions for supply chain management, demand and revenue management, service and parts management, and supplier relationship management. Its clients include industry leaders such as AT&T, Amazon.com, BMW, Boeing, Brown & Williamson, Caterpillar, Cisco Systems, Circuit City, Coca-Cola Bottling, Continental Airlines, DaimlerChrysler, Diageo, DuPont, Fairchild Semiconductor, Ford Motor Company, Harley-Davidson, Nestle, RadioShack and Unilever. For more information, go to http://www.manugistics.com/.

FOR ADDITIONAL INFORMATION REGARDING THIS ANNOUNCEMENT, CONTACT THE MANUGISTICS NEWSBUREAU HOTLINE AT 301-255-5330.

Reasons for Presentation of Non-GAAP Financial Measures

The non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so choose. The Company believes its non-GAAP measure of operating performance better reflects the underlying economics of its business and better aligns with the cash flow performance of the Company as measured under GAAP than it does with operating results as presented under GAAP, which includes or may include, from time to time, non-cash charges for amortization expense and purchased research and development related to acquisitions, impairment losses on long-lived assets and non-cash stock compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables that accompany this press release.

Forward-Looking Statements

Information in this release relating to Manugistics’ prospects that are forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the following: (1) Economic, political and other uncertainties that may continue to adversely affect purchasing decisions for enterprise application software and services throughout our markets, such as decisions to delay closing of software license transactions or to reduce the size of individual transactions, which could result in quarterly revenues and income falling significantly short of anticipated levels; (2) Most of Manugistics’ expenses are fixed in the short-term. If Manugistics’ management is unable to accurately forecast revenue or to adjust the Company’s cost structure quickly enough to align it with revenue, the Company’s overall financial performance and condition and its ability to successfully operate its business could be adversely affected; (3) Manugistics may be unable to maintain its competitive place in the markets for its products and services, to keep pace with the rapid technological advances or to introduce new products or product versions that satisfy customer demand, achieve market acceptance or meet competitive challenges; and (4) Manugistics has introduced and will continue to introduce new and revised versions of software application products and services, such as its web-based architecture in Manugistics 7.0 and 7.1 (released in May 2002 and February 2003, respectively) and its upcoming release of Manugistics 7.2. There can be no assurance as to the market acceptance of or the Company’s ability to derive revenue from these products and services.

Forward looking statements may be identified by the use of words such as “achieve,” “anticipate,” “believe,” “building,” “confident,” “continue,” “demand,” “enable,” “encouraged,” “execute,” “expand,” “expect,” “feel,” “focus,” “forecast,” “future,” “gain,” “goals,” “grow,” “guidance,” “improve,” “increase,” “intend,” “lead,” “looking forward,” “must,” “optimistic,” “plan,” “position,” “predict,” “projected,” “promise,” “see,” “should,” “showing signs,” “stabilize,” “target,” “trend,” or “will.” More information about factors that potentially could affect Manugistics’ financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2003 and Quarterly Report on Form 10-Q for the quarter ended August 31, 2003. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, and the Manugistics logo, the phrase Enterprise Profit Optimization and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

###

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — GAAP(1)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	(Unaudited)		(Unaudited)

REVENUE:	2003	2002	2003	2002

Software	$17,079	$14,084	$54,790	$56,712
Services	18,332	25,132	58,249	79,614
Support	22,195	20,412	64,749	61,867
Reimbursed expenses	2,291	2,736	7,457	8,700

Total revenue	59,897	62,364	185,245	206,893

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,695	4,365	12,560	15,495
Amortization of acquired technology	3,546	3,576	10,664	10,064
Cost of services and support	18,450	23,707	62,902	74,809
Cost of reimbursed expenses	2,291	2,736	7,457	8,700
Sales and marketing	16,326	20,593	49,209	75,849
Product development	8,049	14,095	28,153	48,308
General and administrative	5,912	7,056	18,158	21,338
Amortization of intangibles	1,004	1,005	3,012	2,861
Restructuring and other impairment charges	67	8,159	10,549	16,996
Purchased research and development	—	—	—	3,800
Non-cash stock compensation charge	394	754	1,606	2,676

Total operating expenses	59,734	86,046	204,270	280,896

OPERATING INCOME (LOSS)	163	(23,682)	(19,025)	(74,003)
DEBT CONVERSION EXPENSE	(16,406)	—	(16,406)	—
OTHER EXPENSE, NET	(3,374)	(1,629)	(9,997)	(5,348)

LOSS BEFORE INCOME TAXES	(19,617)	(25,311)	(45,428)	(79,351)
PROVISION FOR INCOME TAXES	230	692	849	21,450

NET LOSS	$(19,847)	$(26,003)	$(46,277)	$(100,801)

BASIC AND DILUTED LOSS PER SHARE	($0.27)	($0.37)	($0.65)	($1.45)
SHARES USED IN BASIC AND DILUTED SHARE CALCULATION:	72,753	69,876	71,088	69,683

(1)	GAAP = Generally Accepted Accounting Principles

MANUGISTICS GROUP, INC AND SUBSIDIARIES
ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — NON–GAAP(1)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	(Unaudited)		(Unaudited)

REVENUE:	2003	2002	2003	2002

Software	$17,079	$14,084	$54,790	$56,712
Services	18,332	25,132	58,249	79,614
Support	22,195	20,412	64,749	61,867
Reimbursed expenses	2,291	2,736	7,457	8,700

Total revenue	59,897	62,364	185,245	206,893

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,695	4,365	12,560	15,495
Cost of services and support	18,450	23,707	62,902	74,809
Cost of reimbursed expenses	2,291	2,736	7,457	8,700
Sales and marketing	16,326	20,593	49,209	75,849
Product development	8,049	14,095	28,153	48,308
General and administrative	5,912	7,056	18,158	21,338

Total operating expenses	54,723	72,552	178,439	244,499

ADJUSTED OPERATING INCOME (LOSS)	5,174	(10,188)	6,806	(37,606)
OTHER EXPENSE, NET	(3,374)	(1,629)	(9,997)	(5,348)

ADJUSTED INCOME (LOSS) BEFORE INCOME TAXES	1,800	(11,817)	(3,191)	(42,954)
PROVISION FOR INCOME TAXES	230	692	849	1,098

ADJUSTED NET INCOME (LOSS)	$1,570	$(12,509)	$(4,040)	$(44,052)

BASIC ADJUSTED NET INCOME (LOSS) PER SHARE	$0.02	($0.18)	($0.06)	($0.63)
DILUTED ADJUSTED NET INCOME (LOSS) PER SHARE	$0.02	($0.18)	($0.06)	($0.63)

SHARES USED IN BASIC ADJUSTED NET INCOME (LOSS) PER SHARE CALCULATION:	72,753	69,876	71,088	69,683

SHARES USED IN DILUTED ADJUSTED NET INCOME (LOSS) PER SHARE CALCULATION:	74,665	69,876	71,088	69,683

(1)	The adjusted condensed consolidated statements of operations is a non-GAAP presentation of the Company’s financial performance that is intended to enhance the understanding of the results of operations. Please see the reconciliation to GAAP results that also accompanies this press release.

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
THREE MONTHS ENDED NOVEMBER 30, 2003
(in thousands, except per share data)

REVENUE:	GAAP	Adjustments		Adjusted(1)

Software	$17,079	$—		$17,079
Services	18,332	—		18,332
Support	22,195	—		22,195
Reimbursed expenses	2,291	—		2,291

Total revenue	59,897	—		59,897

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	3,695	—		3,695
Amortization of acquired technology	3,546	(3,546	)(a)	—
Cost of services and support	18,450	—		18,450
Cost of reimbursed expenses	2,291	—		2,291
Sales and marketing	16,326	—		16,326
Product development	8,049	—		8,049
General and administrative	5,912	—		5,912
Amortization of intangibles	1,004	(1,004	)(a)	—
Restructuring and other impairment charges	67	(67	)(b)	—
Non-cash stock compensation charge	394	(394	)(c)	—

Total operating expenses	59,734	(5,011)		54,723

OPERATING INCOME	163	5,011		5,174
DEBT CONVERSION EXPENSE	(16,406)	16,406	(d)	—
OTHER EXPENSE, NET	(3,374)	—		(3,374)

(LOSS) INCOME BEFORE INCOME TAXES	(19,617)	21,417		1,800
PROVISION FOR INCOME TAXES	230	—		230

NET (LOSS) INCOME	$(19,847)	$21,417		$1,570

BASIC (LOSS) INCOME PER SHARE	$(0.27)			$0.02
DILUTED (LOSS) INCOME PER SHARE	$(0.27)			$0.02

SHARES USED IN BASIC SHARE CALCULATION	72,753			72,753
SHARES USED IN DILUTED SHARE CALCULATION	72,753			74,665

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
THREE MONTHS ENDED NOVEMBER 30, 2002
(in thousands, except per share data)

REVENUE:	GAAP	Adjustments		Adjusted(1)

Software	$14,084	$—		$14,084
Services	25,132	—		25,132
Support	20,412	—		20,412
Reimbursed expenses	2,736	—		2,736

Total revenue	62,364	—		62,364

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	4,365	—		4,365
Amortization of acquired technology	3,576	(3,576	)(a)	—
Cost of services and support	23,707	—		23,707
Cost of reimbursed expenses	2,736	—		2,736
Sales and marketing	20,593	—		20,593
Product development	14,095	—		14,095
General and administrative	7,056	—		7,056
Amortization of intangibles	1,005	(1,005	)(a)	—
Restructuring and other impairment charges	8,159	(8,159	)(b)	—
Non-cash stock compensation charge	754	(754	)(c)	—

Total operating expenses	86,046	(13,494)		72,552

OPERATING LOSS	(23,682)	13,494		(10,188)
OTHER EXPENSE, NET	(1,629)	—		(1,629)

LOSS BEFORE INCOME TAXES	(25,311)	13,494		(11,817)
PROVISION FOR INCOME TAXES	692	—		692

NET LOSS	$(26,003)	$13,494		$(12,509)

BASIC AND DILUTED LOSS PER SHARE	$(0.37)			$(0.18)

SHARES USED IN BASIC AND DILUTED SHARE CALCULATION:	69,876			69,876

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
NINE MONTHS ENDED NOVEMBER 30, 2003
(in thousands, except per share data)

REVENUE:	GAAP	Adjustments		Adjusted(1)

Software	$54,790	$—		$54,790
Services	58,249	—		58,249
Support	64,749	—		64,749
Reimbursed expenses	7,457	—		7,457

Total revenue	185,245	—		185,245

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	12,560	—		12,560
Amortization of acquired technology	10,664	(10,664	)(a)	—
Cost of services and support	62,902	—		62,902
Cost of reimbursed expenses	7,457	—		7,457
Sales and marketing	49,209	—		49,209
Product development	28,153	—		28,153
General and administrative	18,158	—		18,158
Amortization of intangibles	3,012	(3,012	)(a)	—
Restructuring and other impairment charges	10,549	(10,549	)(b)	—
Non-cash stock compensation charge	1,606	(1,606	)(c)	—

Total operating expenses	204,270	(25,831)		178,439

OPERATING (LOSS) INCOME	(19,025)	25,831		6,806
DEBT CONVERSION EXPENSE	(16,406)	16,406	(d)	—
OTHER EXPENSE, NET	(9,997)	—		(9,997)

LOSS BEFORE INCOME TAXES	(45,428)	42,237		(3,191)
PROVISION FOR INCOME TAXES	849	—		849

NET LOSS	$(46,277)	$42,237		$(4,040)

BASIC AND DILUTED LOSS PER SHARE	$(0.65)			$(0.06)

SHARES USED IN BASIC AND DILUTED SHARE CALCULATION:	71,088			71,088

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
NINE MONTHS ENDED NOVEMBER 30, 2002
(in thousands, except per share data)

REVENUE:	GAAP	Adjustments		Adjusted(1)

Software	$56,712	$—		$56,712
Services	79,614	—		79,614
Support	61,867	—		61,867
Reimbursed expenses	8,700	—		8,700

Total revenue	206,893	—		206,893

OPERATING EXPENSES:
Cost of Revenue:
Cost of software	15,495			15,495
Amortization of acquired technology	10,064	(10,064	)(a)	—
Cost of services and support	74,809	—		74,809
Cost of reimbursed expenses	8,700	—		8,700
Sales and marketing	75,849	—		75,849
Product development	48,308	—		48,308
General and administrative	21,338	—		21,338
Amortization of intangibles	2,861	(2,861	)(a)	—
Restructuring and other impairment charges	16,996	(16,996	)(b)	—
Purchased research and development	3,800	(3,800	)(f)	—
Non-cash stock compensation charge	2,676	(2,676	)(c)	—

Total operating expenses	280,896	(36,397)		244,499

OPERATING LOSS	(74,003)	36,397		(37,606)
OTHER EXPENSE, NET	(5,348)	—		(5,348)

LOSS BEFORE INCOME TAXES	(79,351)	36,397		(42,954)
PROVISION FOR INCOME TAXES	21,450	(20,352	)(e)	1,098

NET LOSS	$(100,801)	$56,749		$(44,052)

BASIC AND DILUTED LOSS PER SHARE	$(1.45)			$(0.63)

SHARES USED IN BASIC AND DILUTED SHARE CALCULATION:	69,683			69,683

(1)	The adjusted financial information provided is a non-GAAP measure of the Company’s financial performance that is intended to enhance the understanding of the results of operations.

Footnotes:
(a)	Amortization of intangibles and acquired technology related to acquisitions.
(b)	Restructuring and other impairment charges.
(c)	Non-cash stock compensation charge.
(d)	Debt conversion expense related to exchange of convertible debt for common stock.
(e)	Valuation allowance on deferred tax assets.
(f)	Purchased research and development charges related to acquisitions.

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	November 30,	February 28,
	2003	2003

	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$124,615	$134,789
Marketable securities	2,638	2,946

Total cash, cash equivalents and marketable securities	127,253	137,735

Accounts receivable, net	58,464	63,940
Other current assets	13,266	11,612

Total current assets	198,983	213,287

NONCURRENT ASSETS:
Property and equipment, net	23,944	31,230
Software development costs, net	13,556	13,428
Goodwill	185,547	187,438
Intangible and other assets	60,067	71,010
Long-term investments	9,807	—
Restricted cash	—	12,980

TOTAL	$491,904	$529,373

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$10,745	$9,738
Accrued liabilities	31,857	40,370
Deferred revenue	34,931	43,388

Total current liabilities	77,533	93,496

NONCURRENT LIABILITIES:
Convertible debt	227,500	250,000
Long-term debt and capital leases	3,116	4,795
Other	10,306	9,000

STOCKHOLDERS’ EQUITY	173,449	172,082

TOTAL	$491,904	$529,373

SUPPLEMENTAL BALANCE SHEET INFORMATION:
Total cash, cash equivalents, marketable securities and long-term investments	$137,060	$137,735

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	(Unaudited)		(Unaudited)

	2003	2002	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,847)	$(26,003)	$(46,277)	$(100,801)
Non-cash items	26,079	20,047	57,734	76,691
Changes in assets and liabilities	(17,962)	(11,583)	(20,767)	(12,800)

NET CASH USED IN OPERATING ACTIVITIES	(11,730)	(17,539)	(9,310)	(36,910)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(61)	(28,236)	1,968	(32,063)
Restricted cash	4,022	(14,096)	12,980	(14,096)
Capital Expenditures	(878)	(2,440)	(1,674)	(13,539)
Capitalization/purchases of software	(3,227)	(2,250)	(8,955)	(8,868)
(Purchases) sales of marketable securities	(1,948)	3,160	308	(1,056)
Purchases of long-term investments	(9,807)	—	(9,807)	—

NET CASH USED IN INVESTING ACTIVITIES	(11,899)	(43,862)	(5,180)	(69,622)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments) borrowings — long-term debt, net	(701)	412	(2,359)	192
Proceeds from exercise of stock options and employee stock plan purchases	3,599	2	4,646	4,617

NET CASH PROVIDED BY INVESTING ACTIVITIES	2,898	414	2,287	4,809

EFFECTS OF EXCHANGE RATES ON CASH BALANCES	2,148	(1,090)	2,029	390

NET CHANGE IN CASH AND CASH EQUIVALENTS	(18,583)	(62,077)	(10,174)	(101,333)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	143,198	189,545	134,789	228,801

CASH AND CASH EQUIVALENTS, END OF PERIOD	$124,615	$127,468	$124,615	$127,468

MANUGISTICS GROUP, INC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(in thousands)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	(Unaudited)		(Unaudited)

	2003	2002	2003	2002

Days sales outstanding — accounts receivable, net	88	92
Product development costs, as reported	$8,049	$14,095	$28,153	$48,308
Capitalized software development costs	2,668	2,107	7,494	8,328

Gross product development costs	$10,717	$16,202	$35,647	$56,636

Gross product development costs — % of revenue	17.9%	26.0%	19.2%	27.4%

Capitalized software development costs	$2,668	$2,107	$7,494	$8,328
Amortization of capitalized software development costs	(2,095)	(2,911)	(7,303)	(9,323)

Net	$573	$(804)	$191	$(995)